                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             ALPHA INDUSTRIES, INC.
                             ----------------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:_______
     (2)  Aggregate number of securities to which transaction applies:__________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):____________
     (4)  Proposed maximum aggregate value of transaction: _____________________
     (5)  Total fee paid:_______________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:___________________
     (2)  Form, Schedule or Registration Statement No.:_______________________
     (3)  Filing Party:____________________
     (4)  Date Filed:______________________

                         [ALPHA INDUSTRIES, INC. LOGO]
                             ALPHA INDUSTRIES, INC.

TO THE STOCKHOLDERS OF ALPHA INDUSTRIES, INC.:

The Board of Directors of Alpha Industries, Inc. ("Alpha") has called a Special Meeting of Stockholders (the "Special Meeting") as described in the enclosed Notice of Special Meeting of Stockholders and Proxy Statement. At the Special Meeting, the stockholders will be asked to approve an amendment to Alpha's Restated Certificate of Incorporation ("Certificate of Incorporation") to increase the number of shares of Common Stock that Alpha is authorized to issue, from 30,000,000 to 100,000,000 shares (the "Amendment").

On January 27, 2000, Alpha's Board of Directors approved a 2-for-1 stock split in the form of a dividend, pursuant to which each stockholder of record on March 29, 2000, would be entitled to receive one additional share of Common Stock for each share of Common Stock held on the record date of the stock split. Currently, however, Alpha lacks a sufficient number of authorized shares to effect the 2-for-1 stock split. In order to increase the number of authorized shares of Common Stock, Alpha must amend its Certificate of Incorporation, an action which requires stockholder approval. If the Amendment is not approved by the stockholders, Alpha will be unable to effectuate the stock split.

If the stockholders approve the Amendment at the Special Meeting, the authorized number of shares will increase from 30,000,000 to 100,000,000 shares. As a result of the stock split, the number of shares of Alpha Common Stock outstanding will increase from approximately 19,800,000 shares to approximately 39,600,000 shares. In addition, the number of shares reserved for issuance under Alpha's employee stock plans and for issuance upon exercise of outstanding options will double to approximately 5,535,000. Further, there will be an additional 54,865,000 authorized but unissued shares of Common Stock.

As described in the Proxy Statement, there are many important corporate activities that may require additional authorized shares, such as raising equity capital, adopting additional employee stock plans or reserving additional shares for issuance under Alpha's existing employee stock plans, and making acquisitions through the use of stock. The Board of Directors believes that, notwithstanding the stock split, approval of the Amendment is very important to ensure that Alpha will have a sufficient number of shares available should it decide to use its shares for one or more of these activities in the future. Other than as permitted or required under Alpha's existing employee stock plans and outstanding options, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purposes.

Assuming that the Amendment is approved by the stockholders, stockholders of record on March 29, 2000 will be entitled to one additional share of Common Stock for each share of Alpha Common Stock held on that date. The payment date will be April 19, 2000.

Although you are entitled to attend the Special Meeting and to vote in person, we encourage you to complete, sign and date the enclosed Proxy as promptly as possible and return it in the enclosed envelope.


/s/ Thomas C. Leonard
THOMAS C. LEONARD
CHIEF EXECUTIVE OFFICER AND VICE CHAIRMAN

                         [ALPHA INDUSTRIES, INC. LOGO]
                             ALPHA INDUSTRIES, INC.

         ---------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 28, 2000

         ---------------------------------------------------------------

TO THE STOCKHOLDERS OF ALPHA INDUSTRIES, INC.:

A Special Meeting of Stockholders of Alpha Industries, Inc., a Delaware corporation ("Alpha"), will be held on March 28, 2000, at 4:00 p.m., local time, at Alpha's principal executive offices, 20 Sylvan Rd., Woburn, MA 01801, for the following purposes:

1. To approve an amendment to Alpha's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 100,000,000.

2. To transact such other business as may properly come before the Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on February 11, 2000 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

Sincerely,

/s/ Thomas C. Leonard
THOMAS C. LEONARD
CHIEF EXECUTIVE OFFICER AND VICE CHAIRMAN

Woburn, Massachusetts
March 2, 2000


         ---------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT.

             IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
                PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
                             AS PROMPTLY AS POSSIBLE
                     AND RETURN IT IN THE ENCLOSED ENVELOPE.

         ---------------------------------------------------------------

                             ALPHA INDUSTRIES, INC.
                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 28, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed Proxy is solicited on behalf of the Board of Directors of Alpha Industries, Inc., a Delaware corporation ("Alpha"), for use at a Special Meeting of Stockholders to be held March 28, 2000, at 4:00 p.m., local time, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at Alpha's principal executive offices located at 20 Sylvan Road, Woburn, Massachusetts 01801, and its telephone number at that location is (781) 935-5150.

These proxy solicitation materials were first mailed on or about March 2, 2000 to all stockholders entitled to vote at the meeting.

As used in this Proxy Statement, the terms "we," "us", "our" and "Alpha" mean Alpha Industries, Inc. and its subsidiaries (unless the context indicates a different meaning).

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

Stockholders of record on the close of business on February 11, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 19,843,383 shares of Alpha's Common Stock, $0.25 par value per share, were issued and outstanding and held of record by 830 stockholders.

The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of February 11, 2000:

- each stockholder known by us to own beneficially more than 5% of our Common Stock,

- each of our Directors,

- our Chief Executive Officer and our next four most highly compensated executive officers during the fiscal year ended March 28, 1999, and

- all of our directors and executive officers as a group.

Unless otherwise indicated, (i) the address of each person listed on the table is c/o Alpha Industries, Inc., 20 Sylvan Road, Woburn, Massachusetts 01801, and
(ii) the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we include shares of Common Stock subject to options or warrants and other securities held by that person that are currently exercisable or will become exercisable within 60 days after February 11, 2000, while those shares are not included for purposes of computing percentage ownership of any other person.

                                                                                SHARES OF COMMON
                                                                               STOCK BENEFICIALLY       PERCENT OF
    NAME OF BENEFICIAL OWNERS                                                        OWNED                CLASS
    -------------------------                                                        -----              ----------
     David J. Aldrich ..........................................................      51,532              ( * )
     Timothy R. Furey ..........................................................      10,000              ( * )
     Jean-Pierre Gillard .......................................................      16,773              ( * )
     James W. Henderson ........................................................       5,000              ( * )
     George S. Kariotis ........................................................       1,790              ( * )
     Richard Langman ...........................................................      71,496              ( * )
     Thomas C. Leonard .........................................................     221,769              1.09%
     Bruce Nonnemaker...........................................................      21,143              ( * )
     Arthur Pappas .............................................................      10,500              ( * )
     Sidney Topol ..............................................................      50,500              ( * )
     Paul E. Vincent ...........................................................      31,730              ( * )
     Executive Officers and Directors as a group (11 persons)...................     492,233              2.41%

    Amvescap PLC...................................................................1,965,250              9.93%
    11 Devonshire Square, London EC2M 4YR, England
    Westport Asset Management, Inc.................................................1,269,475              6.41%
    253 Riverside Avenue, Westport, CT 06880

    Janus Capital Corporation......................................................1,015,549              5.13%
    100 Fillmore Street, Denver, Colorado  80206

    -----------------

    * Less than 1% of the outstanding shares of Common Stock.

Includes certain shares for Directors and Executive Officers as follows: Aldrich
- 2,052 shares under our Savings and Retirement Plan ("401(k) shares") and 39,500 under stock options that can be exercised within 60 days after the Record Date ("current options"); Furey - 10,000 current options; Gillard - 2,568 401(k) shares and 2,550 current options; Kariotis - 8,401(k) shares; Langman - 317 401(k) shares and 70,000 current options; Leonard - 3,245 401(k) shares and 164,375 current options; Topol - 7,500 current options; Vincent - 4,391 401(k) shares and 6,000 current options; Executive Officers and Directors as a Group - 12,724 401(k) shares and 320,925 current options. Officers have voting power over the shares in their accounts under the 401(k) Plan.

As reported in a Schedule 13G filed with the Securities and Exchange Commission on January 7, 2000, in which Amvescap PLC, a parent holding company, claimed shared voting and dispositive power with respect to 1,965,250 shares of our Common Stock. Amvescap PLC is the parent holding company of certain subsidiaries which share voting and dispositive power of the 1,965,250 shares reported in the
Schedule 13G.

As reported in a Schedule 13G dated February 16, 2000, in which Westport Asset Management, Inc. claimed sole voting and dispositive power with respect to 83,775 shares, shared voting power with respect to 842,400 shares and shared dispositive power with respect to 1,185,700 shares. Westport Asset Management, Inc. is a registered investment advisor. The 1,269,475 shares reported are held in certain discretionary managed accounts of Westport Asset Management, Inc. Westport Asset Management excluded from their beneficial ownership 4,850 shares that are owned by employees of Westport Asset Management, Inc. and Westport Advisors LLC. Westport Asset Management, Inc. disclaims beneficial ownership with respect to the shares reported in the filing and disclaims the existence of a group.

As reported in a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2000, in which Janus Capital claimed sole voting and dispositive power with respect to all 1,015,549 shares.

Janus Capital is a registered investment advisor. Janus Capital furnishes investment advice to individual and institutional clients and several investment companies registered under Section 8 of the Investment Company Act of 1940. The 1,015,549 shares reported are held by these clients of Janus Capital. Janus Capital does not have the right to receive any dividends from, or the proceeds of sale of, the shares of Alpha held by these clients, and Janus Capital specifically disclaims any ownership associated with such rights.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Alpha a written notice of revocation or a duly executed proxy bearing a later date or attending the meeting and voting in person.

VOTING AND SOLICITATION

Each stockholder is entitled to one vote for each share of Common Stock held by the stockholder on the Record Date. A quorum comprising the holders of a majority of the outstanding shares of Common Stock on the Record Date must be present or represented for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be counted in establishing the quorum. This solicitation of proxies is made by Alpha, and all related costs will be borne by Alpha. In addition, Alpha may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of Alpha's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram. Alpha has also retained Georgeson & Co., Inc. to assist in the solicitation of proxies at a cost of approximately $8,000.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of stockholders of Alpha that are intended to be presented by such stockholders at Alpha's 2000 Annual Meeting of Stockholders must be received by Alpha no later than April 1, 2000 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. If a stockholder intends to submit a proposal at the 2000 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than June 14, 2000. If such stockholder fails to comply with the foregoing notice provisions, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2000 Annual Meeting.

                                  PROPOSAL ONE
               AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

INTRODUCTION

Alpha's Restated Certificate of Incorporation, as currently in effect (the "Certificate of Incorporation"), provides that Alpha's authorized capital stock shall consist of 30,000,000 shares of Common Stock (the "Common Stock"), $0.25 par value.

On January 27, 2000, Alpha's Board of Directors authorized an amendment to the Certificate of Incorporation (the "Amendment"), subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Certificate of Incorporation by 70,000,000 shares to a total of 100,000,000 shares. If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. Under the proposed amendment, the first paragraph of Article Fourth of the Certificate of Incorporation would be amended to read as follows:

     The total number of shares of stock which the Corporation has authority to issue is one hundred million (100,000,000) shares of Common Stock, $0.25 par value.

The stockholders are being asked to approve such Amendment. The authorized but unissued shares of Common Stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the stockholders, except for those instances in which applicable law or stock exchange rules require stockholder approval.

CURRENT USE OF SHARES

As of the Record Date, Alpha had 19,843,383 shares of Common Stock outstanding and 2,767,491 shares reserved for issuance under Alpha's employee stock plans, of which, 1,829,097 are covered by outstanding options and 938,394 are available for grant or purchase. Therefore, Alpha's total share requirement as of the Record Date was approximately 22,610,874 shares (the "Share Requirement").

PURPOSES OF THE PROPOSED AMENDMENT

The primary purpose of the Amendment is to provide a sufficient number of shares of Common Stock to effect the 2-for-1 stock split in the form of a dividend approved by the Board of Directors on January 27, 2000, pursuant to which each stockholder of record on March 29, 2000 would be entitled to receive one additional share of Common Stock for each share of Common Stock held on March 29, 2000. Currently, Alpha's Certificate of Incorporation authorizes 30,000,000 shares of Common Stock and Alpha's Share Requirement is 22,567,491. Accordingly, Alpha does not have an adequate number of authorized shares of Common Stock to enable the completion of the stock split. The Board of Directors therefore approved the Amendment, subject to stockholder approval, to increase the number of shares authorized under the Certificate of Incorporation from 30,000,000 to 100,000,000. If the Amendment is not approved by the stockholders, Alpha will be unable to effectuate the stock split.

In addition, the Board of Directors believes that it is in Alpha's best interest to increase the number of authorized shares of Common Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise without the expense and delay of a special meeting of stockholders. If the Amendment is approved, there will be approximately 60,000,000 authorized but unissued shares of Common Stock. The Board of Directors believes that the availability of such additional shares of Common Stock will provide Alpha with the flexibility to issue Common Stock for proper corporate purposes that may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting additional employee stock plans or reserving additional shares for issuance under its existing employee stock plans, and making acquisitions through the use of stock. Other than as permitted or required under Alpha's existing employee stock plans and outstanding options, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purposes.

The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock will make a sufficient number of shares available, should Alpha decide to use its shares for one or more of such previously mentioned purposes or otherwise. Alpha reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

If the stockholders approve the proposed Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of Alpha, except as provided under Delaware corporate law or under the rules of any national securities exchange or automated quotation system on which shares of Common Stock of Alpha are then listed or traded. Under Alpha's Certificate of Incorporation, Alpha's stockholders do not have preemptive rights to subscribe to additional securities which may be issued by Alpha, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of Alpha in order to maintain their proportionate ownership of Alpha's Common Stock. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current stockholders.

In addition to the corporate purposes discussed above, the proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of Alpha by causing such additional authorized shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of Alpha and its stockholders. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for Alpha's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting Alpha's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of Alpha's business. However, the Board of Directors is not aware of any attempt to take control of Alpha and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

There are other provisions in Alpha's Certificate of Incorporation and under the Delaware General Corporation Law which could have an anti-takeover effect. Specifically, there are provisions in our Certificate of Incorporation that could render more difficult or discourage an attempt to obtain control of Alpha, including: staggered election of directors; no action by stockholders without a meeting; special meetings of the stockholders may only be called by the Chairman or the President; the requirement that holders of 80% of our voting stock approve certain mergers, consolidations, asset sales, leases and other transactions involving a person (or an affiliate of a person) who beneficially owns, directly or indirectly, 5% or more of our shares entitled to vote in the election of Directors; and the requirement that holders of 90% of our voting stock approve certain mergers, consolidations, asset sales, leases and other transactions involving a person (or an affiliate of a person) who beneficially owns, directly or indirectly, 20% or more of our shares entitled to vote in the election of directors.

In addition, Section 203 of the Delaware General Corporation Law prohibits us from engaging in certain business combinations with any interested stockholder (which, subject to certain exceptions, includes any person who together with such person's affiliates and associates owns 15% or more of our outstanding voting stock) for a period of three years following the date that such stockholder became an interested stockholder, unless (i) prior to such date the Board of Directors has approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder and his affiliates and associates owned at least 85% of our voting stock (excluding certain management and employee plan shares), or (iii) the business combination is approved by the Board of Directors and authorized by an affirmative vote of at least 66 2/3% of our outstanding voting stock which is not owned by the interested stockholder or his affiliates or associates.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

Affirmative votes constituting a majority of the shares of outstanding Common Stock on the Record Date and entitled to vote will be required to approve the Amendment to Alpha's Certificate of Incorporation. Since the required vote of the stockholders is based upon the number of outstanding shares of Common Stock, rather than on shares actually voted, the failure by the holder of any such shares to submit a proxy or to vote in person at the Special Meeting, including abstentions and "broker non-votes" will have the same effect as a vote against the approval of the amendment to the Certificate of Incorporation. If the Amendment is not approved by the stockholders, Alpha will be unable to effectuate the 2-for-1 stock split in the form of a dividend approved by the Board of Directors on January 27, 2000. Upon the proper execution and return of the enclosed form of Proxy, the shares represented thereby will be voted in accordance with the direction indicated in the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted "FOR" the approval of the proposed Amendment.

             ALPHA'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                           VOTE "FOR" THE AMENDMENT TO
                        THE CERTIFICATE OF INCORPORATION.

                                  OTHER MATTERS

Alpha knows of no other matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


THE BOARD OF DIRECTORS
Dated: March 2, 2000

                             ALPHA INDUSTRIES, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby appoint(s) Thomas C. Leonard and George S. Kariotis, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting of Stockholders of Alpha Industries, Inc. to be held on March 28, 2000, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at the meeting upon the election of directors, in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT ALPHA IS AUTHORIZED TO ISSUE FROM 30,000,000 TO 100,000,000.


     ------
     Continued, and to be Signed, on reverse side           SEE REVERSE
     (Please fill in the reverse side and mail in              SIDE
     enclosed envelope)
     ------

     ---------------------------------------------------------------------------


[REVERSE SIDE]

[X] Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

1.   Proposal to approve an amendment to Alpha's Restated   FOR AGAINST ABSTAIN
     Certificate of Incorporation to increase the number    [ ]   [ ]      [ ]
     of shares of Common Stock that Alpha is authorized to issue from 30,000,000 to 100,000,000.


Both of such attorneys-in-fact or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.




Signature:____________ Date ______      Signature________________  Date _______


(Signature should be the same as the name printed on this Proxy. Executors, administrators, trustees, guardians, attorneys and officers of corporations should add their names when signing.)